                                                                EX. 10.11


                                                           Agreement No. BA17136
                                                                    Page 1 of 18



                       AGREEMENT FOR THE PURCHASE OF GOODS

THIS AGREEMENT by and between World Wide Technology, Inc., a corporation organized under the laws of Missouri with an office at 127 Weldon Parkway, St. Louis, Missouri 63043 (hereinafter called "Supplier"), and TELESECTOR RESOURCES GROUP, INC., a Delaware corporation with an office at 240 East 38th Street, New York, New York 10016 (hereinafter called "Bell Atlantic").

1.0  SCOPE OF AGREEMENT

1.1 Scope. This Agreement sets forth the terms and conditions that will govern Supplier's sale to Bell Atlantic of the Products, inclusive of the appropriate software, firmware, and documentation [* Confidential treatment will be requested] ("the Products"). Bell Atlantic is not promising to purchase any quantity of Products from Supplier. Any estimates that Bell Atlantic may have provided to Supplier are not firm or binding unless otherwise specifically stated in this Agreement. This is not an exclusive dealings arrangement.

1.2 Bell Atlantic Affiliates. References in this Agreement to "Bell Atlantic Affiliates" shall include the following companies: Bell Atlantic Corporation, its subsidiaries and affiliates. Bell Atlantic may direct that Products be provided directly to a Bell Atlantic Affiliate. A Bell Atlantic Affiliate that obtains a Product directly under this Agreement, whether right to use or title passes directly to that entity or not, shall be entitled to all of the rights and benefits afforded to Bell Atlantic under this Agreement and may enforce this Agreement in its own name. When Products are shipped directly to an affiliate, Bell Atlantic shall be acting as an agent for that affiliate and title shall pass directly to that affiliate.

2.0  TERM OF THE AGREEMENT

2.1 Term. This Agreement shall be effective on January 28, 1999 and shall end January 31, 2002, provided that Bell Atlantic may extend the term of this Agreement for a period of up to 12 months, by giving Supplier written notice at least thirty (30) days prior to the expiration date.

2.2 Termination by Bell Atlantic. Notwithstanding any other provisions of this Agreement, Bell Atlantic may terminate this Agreement for convenience upon thirty 30 days notice to Supplier.

2.3 Termination by Supplier. Supplier may not terminate this Agreement, or cancel an Order(s) except for non-payment of the purchase price and then only if after thirty (30) days of receipt of written notice of non-payment, Bell Atlantic fails to pay such purchase price and thereupon Supplier issues its written notice of default and Bell Atlantic fails to pay such purchase price within ten (10) business days of receipt of such notice of default. In no way shall such termination act to impair Bell Atlantic's right, title and interest to the PRODUCT purchased hereunder, or its rights to Software which have been purchased hereunder.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission


        *Certain material has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                                           Agreement No. BA17136
                                                                    Page 1 of 18



2.3 Existing Orders Continue. The termination or expiration of this Agreement shall not affect the obligations of either party to the other under existing Orders issued pursuant to this Agreement (except to the extent orders are terminated or modified in accordance with the Section "ORDERS"), but such Orders shall continue in effects as if this Agreement had not been ended.

3.0  ORDERS

3.1 Orders Contents. Bell Atlantic shall purchase Products by issuing an Order that references this Agreement and sets forth the quantity of each Product being ordered; the time and place of delivery; the Order number; the date of the Order; the billing and delivery addresses; the required delivery date(s); the name and telephone number of the person to contact regarding shipping instructions; and any special terms and conditions relevant to the particular Order. (Special terms are those that are not preprinted. See the section below titled "ENTIRE AGREEMENT".) Supplier agrees that it will accept or reject any Order issued by Bell Atlantic under this Agreement within ten (10) days of receipt by Supplier. Supplier further agrees that if Bell Atlantic does not receive a rejection from Supplier of an Order within this ten (10) day period, Bell Atlantic may consider such failure as an acceptance of the Order.

3.2 Right to Cancel. Bell Atlantic may, by giving Supplier written notice, cancel all or part of an Order at any time prior to delivery of the Products. Bell Atlantic's liability to Supplier for the entire transaction shall be limited to reasonable non-recoverable out-of-pocket expenses that Supplier incurred as a result of Supplier's receipt of the Order and its full or partial cancellation.

3.3 Change Order. Bell Atlantic may, by issuing a written document labeled as a "Change Order," make changes to an Order. If any change required by a Change Order alters the value of the Products ordered, Supplier shall promptly notify Bell Atlantic and Supplier shall adjust the price accordingly. If the amount of the price adjustment is not specified in this Agreement, then the amount of any change in price caused by the adjustment may be no greater than Supplier's reasonable documentable increased costs and expenses. Supplier shall notify Bell Atlantic within three (3) business days of Supplier's receipt of a Change Order if the Change Order will cause an increase in price. Bell Atlantic may, at its discretion, agree to the changed price or withdraw the underlying Change Order.

4.0  DELIVERY

4.1 Timely Delivery. Unless otherwise indicated on an Order, Supplier must ship an entire order to the location indicated on an Order by the date specified. Supplier may not ship the Products more than one week in advance of the date specified without the prior written approval of Bell Atlantic. Bell Atlantic may require delivery within seven (7) calendar days of the date of an Order. If Bell Atlantic requests a faster delivery time, Supplier may: (1) fill the Order in that faster time period at the same price; (2) notify Bell Atlantic of any required premium prior to acceptance of the Order and receive approval or rejection of that price, provided that if the premium is rejected the Order shall be deemed canceled unless Bell Atlantic agrees to extend the delivery date; or (3) promptly notify Bell Atlantic that Supplier cannot supply the Product within the period requested, in which instance Bell Atlantic may cancel the Order and purchase the

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 2 of 18

Product elsewhere or extend the required delivery date. Unless Supplier provides Bell Atlantic with written notice within three (3) days of Bell Atlantic's request for a faster delivery time that it cannot meet Bell Atlantic's faster date, Supplier must meet the faster date.

4.2 Late Delivery. If Supplier fails to meet the delivery schedule Supplier shall be in breach of this Agreement, and Bell Atlantic, without limiting any of its other rights or remedies, may direct that Supplier, at Supplier own expense, expedite routing or Bell Atlantic may seek to purchase Products from another supplier with Supplier being responsible for any increased costs. Bell Atlantic may, but shall not be obligated to, accept any untimely, excessive or incomplete shipments. Bell Atlantic may, at Supplier's risk and expense, return to Supplier or hold for disposition all or part of any such shipment.

4.3 Packing Memo; Shipping Papers. Supplier shall enclose a packing memorandum with each shipment. If Supplier ships more than one package, Supplier shall clearly mark the package containing the memorandum. Supplier shall prominently label each packing memorandum, shipment paper and package with the applicable Order number. When Supplier makes more than one shipment against an Order, Supplier must indicate the last shipment on the invoice and shipping papers accompanying the last shipment.

4.4 Routing. Product shall be shipped by Supplier, F.O.B., Destination Billed
(DB), from Supplier's nearest facility capable of meeting Bell Atlantic's requirements using the most cost effective common carrier (rail, truck air or freight forwarder) with transportation charges prepaid by Supplier and added as a separate item to the invoice to be paid by Bell Atlantic. For shipments less than 150 pounds, Supplier shall use its approved small package transportation company. Deviations from these instructions must be authorized by Bell Atlantic's Transportation Organization. Excess transportation charges resulting from Supplier's failure to comply with these instructions will be billed back to Supplier. In no event will Bell Atlantic be liable for premium shipping modes unless previously authorized. Shipping and routing instructions may be altered, orally or in writing, as mutually agreed upon by Supplier and Bell Atlantic. If requested by Bell Atlantic, Supplier agrees to substantiate such charges by providing Bell Atlantic with the original freight bill or a copy thereof. When Bell Atlantic instructs Supplier to ship origin collect (OC), Supplier will ship Product via the carrier designated by Bell Atlantic. Supplier shall call Bell Atlantic's Transportation Organization on 703-974-6491 to obtain information regarding carrier designations.

4.5 Title; Risk of Loss. Title and risk of loss or damage to Product purchased by Bell Atlantic under this Agreement, or an Order issued pursuant to this Agreement, shall vest in Bell Atlantic when the delivery of the Product has been completed to the location specified in the Order. Delivery is not complete and Supplier shall retain risk of loss or damage for all Product until Bell Atlantic shall have inspected the shipping container(s) and verified that the Product received complies with the Order with respect to quantity and condition of the shipping container in which the Product is received. In the event that the shipment does not comply, title and risk of loss shall not pass to Bell Atlantic. In such circumstance, Bell Atlantic shall note any shortage and/or visible transportation damages on the shipping document and notify Supplier of same

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 3 of 18

within seven (7) days of receipt of Product. Bell Atlantic shall cooperate with Supplier in the prosecution of loss or damage and resulting claim.

5.0  PRODUCT AND QUALITY SPECIFICATIONS

5.1 Specifications. The Products (including all pallets and packaging) shall meet all government and industry standards and specifications, as well as any standards and specifications that Supplier has published (unless previously rejected by Bell Atlantic) [* Confidential treatment will be requested].

5.2 Defects. If Supplier receives information from one or more of Supplier's other customers which indicates that any Product may contain a defect including a defect in design or manufacture, that use of a Product may infringe upon the intellectual property rights of a third party, or that any Product may have a problem which could interfere with its intended use, Supplier will promptly notify Bell Atlantic of those defects or problems.

5.3 Defect Obligations. If any of Supplier's Products are discovered by Supplier or Bell Atlantic to be defectively designed or to contain a defect which could pose a threat to the health or safety of any Product user, the environment, or to the Bell Atlantic network, Supplier shall, in addition to any other remedy required by this Agreement or by law, recall all applicable Products and repair or replace them or provide a field fix which eliminates the danger posed by the defect.

5.4 Year 2000 - Representation and Warranty. In addition to and without limitation of any other right or remedy of Bell Atlantic, Supplier represents and warrants that all Products delivered hereunder will record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such Products record, store, process and present calendar dates falling on or before December 31, 1999. Supplier further represents and warrants that in all other respects such Products shall not in any way lose functionality or degrade in performance as a consequence of such Products operating at a date later than December 31, 1999. Without limitation of the foregoing, Supplier's representative will consult with Bell Atlantic's designated representative for century date change requirements, to ensure that such Products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and to ensure that such Products will be interoperable with other equipment used by Bell Atlantic which may deliver records to such Products, receive records from such Products from such Products, or interact with such Products in the course of processing data.




                   * Confidential treatment will be requested



                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 4 of 18












                   * Confidential treatment will be requested










8.0  INVOICES AND NOTICES

8.1 Invoicing; Right to Set Off. Supplier shall send invoices to the person and address set forth on the front of the Order. Bell Atlantic shall pay the invoices within thirty (30) days from receipt date of the invoice or the delivery of the Product has been completed (as described in section 4.5 titled "Title; Risk of Loss") to the location specified in the Order, whichever occurs second. If Bell Atlantic disputes all or any portion of an invoice, it shall be required to pay only the amount not in dispute. [*Confidential treatment requested]. Bell Atlantic shall be entitled to set off any amount Supplier owes it against amounts payable under this or any other Agreement. Payment by Bell Atlantic shall not result in a waiver any of its rights under this Agreement. Bell Atlantic shall not be obligated to pay Supplier for Services that are not fully and properly invoiced.

8.2 Invoice Contents. Supplier shall provide in or with Supplier's invoice a detailed list of all charges which shall include: (1) the type, description, quantity and, where applicable, the serial numbers of the Products; (2) the basic charge for the Products, including a description of all applicable discounts; (3) a separate statement specifically listing all applicable taxes as well as transportation and other associated costs; (4) the dates Products were shipped; (5) the applicable Order number; and (6) any other information specified in the Order.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 1 of 18

9.0  AUDITS

9.1 Records. Supplier shall maintain, in accordance with standard recognized accounting practices, accurate and complete records that enable Supplier to demonstrate full compliance with this Agreement. Supplier shall maintain these records for a period ending four (4) years after the termination of this Agreement.

9.2 Audit. Supplier shall allow Bell Atlantic and its authorized agents and representatives to audit these records, during normal business hours, at any time during the term of this Agreement and the four (4) year period following the termination or expiration of this Agreement. Bell Atlantic shall be entitled to a refund for all amounts that the audit report finds Bell Atlantic overpaid to Supplier. Bell Atlantic shall bear the cost of these audits unless it is determined that Supplier overcharged Bell Atlantic for Products during the period of time for which the records were audited.

10.0 INSPECTIONS, TESTS AND ACCEPTANCE

10.1 Inspection. All Products are subject to final inspection and acceptance by Bell Atlantic or its agent at any time up to seven (7) days after delivery. Bell Atlantic's inspections and payments prior to delivery do not constitute final acceptance. If goods delivered do not conform with the requirements of this Agreement and the applicable Order, Bell Atlantic has the right to reject such Products. Bell Atlantic, at its option may, at Supplier's risk and expense, return to Supplier or hold for Supplier's deposition Products that Bell Atlantic has rejected in whole or in part. This remedy is in addition to any other available remedy. Supplier may not require any employee or representative to sign a release as a condition for conducting an inspection under this paragraph.

10.2 The Products to be furnished or delivered pursuant to Order(s) issued under this Agreement shall be subject to acceptance as follows:

Bell Atlantic and/or its Affiliates will be granted up to a thirty (30) day period (Acceptance period) to test conformance with Specifications utilizing Supplier's standard acceptance test procedures and Bell Atlantic's and/or its Affiliates' own independent testing procedures as agreed upon. Upon successful completion of such tests, Bell Atlantic and/or its Affiliate(s) shall issue a Notice of Acceptance. In the event a Notice of Defects has been issued by Bell Atlantic and/or its Affiliate(s) Supplier shall ship a replacement Product(s) within twenty-four (24) hours of such notice. Upon delivery of such replacement Product(s) by Supplier, Bell Atlantic and/or its Affiliates(s) shall have the opportunity to retest the replacement Products. Time required for Bell Atlantic and/or its affiliates to retest the new Product(s) shall not apply the thirty
(30) day period of Acceptance.

10.3 No Waiver. Neither the right of Bell Atlantic to inspect Products nor its failure to test Products prior to acceptance shall affect any rights of Bell Atlantic or a Bell Atlantic Affiliate under any provision of this Agreement.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 6 of 18


11.0 BELL ATLANTIC'S PROPERTY AND TOOLING

11.1 Bell Atlantic Ownership. Title to and the right to immediate possession of any property, including patterns, tools, molds, jigs, dies, information provided in tangible form or made for Supplier's performance under this Agreement, and any other equipment or material, furnished to Supplier or paid for by Bell Atlantic shall vest in Bell Atlantic. Supplier may not furnish any articles made therefrom to any other party without the prior written consent of Bell Atlantic. Supplier shall keep adequate records of such property and Supplier will safely store, protect, preserve, repair and maintain such property at Supplier's expense.

11.2 BELL ATLANTIC DISCLAIMER OF WARRANTIES. If Bell Atlantic allows Supplier to use any of Bell Atlantic's tools or equipment, such tools and equipment are supplied to Supplier "AS-IS" with no warranties whatsoever. BELL ATLANTIC EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. It is Supplier's responsibility to inspect the tools and equipment to assure that they are safe and fit for their intended purposes. Supplier shall indemnify and hold Bell Atlantic, as well as any Bell Atlantic Affiliate, harmless against any claims, demands and liabilities that result from Supplier's use of such tools and equipment, including, but not limited to, any claims, demands and liabilities resulting from defects or other failures of the tools and equipment, the inadequacy of a tool or equipment for a particular task or the failure to properly use any tool or equipment.

* Confidential treatment will be requested














13.0 HAZARDOUS PRODUCTS OR COMPONENTS

13.1 Supplier Responsible. Supplier agrees to notify Bell Atlantic in writing and to supply an appropriate Material Safety Data Sheet (MSDS) to the Telesector Resources Group Integrated Technical Services Division, 221 E. 37th Street, 4th Floor, NY, NY 10016 as well as to the ship-to point, if any Product or component thereof is toxic or hazardous under any Federal, state or local law or if the Product is capable of constituting a hazard. Supplier shall be responsible to ensure that Products display all reasonable notices and warnings of foreseeable hazards. If any Products or containers would be or could be classified as hazardous or otherwise regulated waste

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 7 of 18

at the end of its useful life, Supplier will advise Bell Atlantic in writing and provide Bell Atlantic with proper disposal instructions.

14.0     INDEMNIFICATION

14.1 Indemnification. Supplier agrees to indemnify, defend and hold Bell Atlantic and Bell Atlantic Affiliates harmless against any losses, damages, liabilities, claims or demands (including all costs, expenses and reasonable attorneys' fees on account thereof or in connection with any investigation or preparation related thereto or the enforcement of the indemnification provisions of this Agreement) (collectively, the "Indemnified Amounts") that may be made as a result of Supplier's actual or alleged acts or omissions including, but not limited to, claims made: (i) by anyone for infringement of any trademark, copyright, patent, trade secret or other intellectual property right relating to use or reproduction of Products or materials or services provided, developed, authored or originated by Supplier; (ii) by anyone for injuries (including death) to persons or damage to property (including theft) or other cause of action resulting from Supplier's acts or omissions or those of persons furnished by Supplier while performing work for Bell Atlantic pursuant to this Agreement or in connection with materials furnished by Supplier pursuant to this Agreement; (iii) by persons furnished by Supplier or any subcontractors based on employment contract, or federal, state or local laws prohibiting discrimination in employment, or (iv) by persons furnished by Supplier or any subcontractors under worker's compensation or similar acts; (v) in connection with the Products and services contemplated by this Agreement, including the manufacture, use, importation, offer for sale or sale of any Products, or resulting directly or indirectly from the Products or the performance of the services under this Agreement whether caused by the negligence of Supplier or anyone acting on behalf of Supplier; or (vi) under any federal securities laws, or under any other statute, at common law or otherwise, arising out of or in connection with the Products or services contemplated by this Agreement or any information obtained in connection with the performance hereunder. Bell Atlantic agrees to notify Supplier of any written claims or demands against Bell Atlantic for which Supplier is responsible hereunder and Bell Atlantic shall be entitled, at its option if Bell Atlantic is dissatisfied with Supplier's handling thereof, to assume the defense or settlement of any such claim. Supplier shall promptly reimburse Bell Atlantic for Indemnified Amounts as they are incurred.

15.0 IMPLEADER

15.1 No Impleader. Supplier agrees not to implead or bring any action against Bell Atlantic (including Bell Atlantic Affiliates), its successors, assigns, employees or officers based on any claim (i) by any Bell Atlantic (including any Bell Atlantic Affiliate) employee for personal injury or death that occurs in the course or scope of employment of such person or (ii) by any person furnished by Supplier under this Agreement based on employment contract, or federal, state or local laws prohibiting discrimination in employment.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 8 of 18

16.0 INSURANCE

16.1 Requirements. Supplier shall secure and maintain at its expense during the term of this Agreement (i) statutory workers' compensation and employers liability with limits of not less than $500,000; (ii) Commercial General Liability insurance, including but not limited to, products liability and completed operations, contractual liability, independent contractor, for a combined single limit of at least $1,000,000 per occurrence for bodily injury and property damage with a minimum policy aggregate of $2,000,000; and (iii) Comprehensive Automobile Liability insurance for a minimum combined single limit of $1,000,000 per occurrence. The insurer must be licensed to do business in the state in which the work is performed and must have Bests Rating "AX" or better. In addition to containing an endorsement naming Bell Atlantic Corporation and Telesector Resources Group, Inc as Additional Insured, the policies listed above shall contain a provision eliminating and removing any exclusion of liability for i) injury, including bodily injury and death, to an employee of the insured or of Bell Atlantic or ii) any obligation of the insured to indemnify, hold harmless, defend or otherwise make contribution to Bell Atlantic because the damage arising out of injury, including bodily injury and death, to an employee of Bell Atlantic. Furthermore, Bell Atlantic must receive at least thirty (30) days' notice of cancellation or modification of the above insurance. Certificates of insurance must be provided prior to any work being performed and must be kept in force during the term of this Agreement. It is also agreed that Supplier's policy is primary.

16.2 No Limitation. Supplier is responsible for determining whether the above minimum insurance coverages are adequate to protect its interests. The above minimum coverages do not constitute limitations upon Supplier's liability.

17.0 FORCE MAJEURE

17.1 Not Liable. Neither party shall be liable for defaults or delays due to any causes (such as strikes, wars, acts of sabotage or natural disasters, but not for acts which Supplier could have anticipated such as raw material price increases, shortages of raw materials, or an increase in demand for Products by third parties) that are beyond its control and that are not due to its acts or omissions (Force Majeures).

17.2 Notice and Options for Other Party. Each party shall promptly notify the other in case of a Force Majeure occurrence within five days after the beginning thereof, and the party receiving notice may, by providing notice to the other party at any time during the period covered by the Force Majeure, extend the time for performance, or cancel all or any unperformed part, of this Agreement.

18.0 TERMINATION

18.1 Bell Atlantic Right to Terminate. Bell Atlantic may terminate this Agreement as follows: (i) immediately upon notice in response to regulatory or legal concerns or any concerns that activities under this Agreement may endanger the health or safety of a person, the environment or the Bell Atlantic network;
(ii) at any time upon ten (10) days' notice; or (iii) immediately upon

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                    Page 9 of 18

notice for cause as follows: (a) for failure to perform, if Bell Atlantic first gave Supplier notice of breach and an opportunity to cure in seven days, or (b) based on Bell Atlantic's belief that Supplier has engaged in illegal, criminal or fraudulent conduct in connection with services performed or to be performed under this Agreement, or (c) the failure to pay its subcontractors or employees providing services under this Agreement, or (d) a change in control, or liquidation or insolvency of Supplier. Upon termination for cause, Supplier shall not be entitled to further payments under this Agreement, and for a material breach, Supplier shall immediately refund all amounts it received for the applicable Products.

18.2 Existing Orders. Any termination of this Agreement will not terminate the parties' obligations to each other under existing Orders unless Bell Atlantic terminates such in accordance with Section 3 titled ORDERS above.

19.0 RELATIONSHIP OF THE PARTIES

19.1 Independent Contractor. Supplier's relationship to Bell Atlantic and Bell Atlantic Affiliates shall be that of an independent contractor. Supplier shall be responsible for Supplier's own employees and labor relations. This Agreement does not make Supplier an agent, partner or joint venturer of Bell Atlantic or Bell Atlantic Affiliates. Accordingly, Supplier may not bind, or attempt to bind, Bell Atlantic or any Bell Atlantic Affiliate, to any third parties including, but not limited to, any labor organizations. Supplier shall be entirely responsible for its own actions.

19.2 Persons Furnished by Supplier. Supplier shall be responsible for the performance and actions of Supplier's employees, Supplier's subcontractors and others acting at Supplier direction or on Supplier behalf. Supplier will be deemed to have performed any act or omission of such persons under this Agreement and Bell Atlantic shall be entitled to all remedies available under this Agreement or at law. Nothing in this section shall be construed to prohibit Bell Atlantic or Bell Atlantic Affiliates from also seeking remedial action against the agent or employee for its act or omission.

20.0 GOVERNMENT CONTRACTS

20.1 Additional Requirements. If Supplier is informed that Products are being purchased, directly or indirectly, to satisfy a contract of the United States Government or any State or other governmental authority, then all terms and conditions required by law, regulation or by Government Contract with respect to the Products are incorporated herein by reference. In particular, Supplier agrees to comply with all Equal Employment Opportunity Requirements.

21.0 ADVERTISEMENTS AND USE OF TRADEMARKS

21.1 Prohibitions and Restrictions. Supplier shall not advertise or publish the fact that Supplier has furnished, or has contracted to furnish, to Bell Atlantic the goods or services covered by this Agreement without the prior written consent of Bell Atlantic. Supplier shall not use any trademark, trade name, trade dress or any name, picture or logo which is commonly

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 10 of 18

identified with Bell Atlantic or any Bell Atlantic Affiliates without the express written permission of Bell Atlantic.

21.2 Product Markings. If Bell Atlantic requires or allows Supplier to place any marking or name on Products, Supplier shall ensure that the name or marking is only placed on Products covered by this Agreement. Supplier shall completely remove the marking or name from any Products upon which the name or marking was placed but which are not sold to or accepted by Bell Atlantic.

22.0 INTELLECTUAL PROPERTY AND INFORMATION

22.1 Intellectual Property.

22.1.1 Software License. Supplier grants to Bell Atlantic a perpetual, non-exclusive and irrevocable license for the use of firmware contained within the Product ordered hereunder and software ("Software"). Under such license, Bell Atlantic is authorized to use, execute and operate the Software, in whole or in part, on any computer system or processor on which the Software will function, and on any number of computer systems or processors, provided the use, execution or operation is in the normal course of business; notwithstanding anything to the contrary in the Agreement, use by or for Bell Atlantic's direct or lower tier customers, as incident to, arising out of, or as reasonably necessary to comply with, the Telecommunications Act of 1996 or any FCC orders implementing same, or any similar unbundling or interconnection requirements imposed by any state or local public service authority shall be deemed to be use, execution or operation in the normal course of business and shall be included, without additional charge, within the scope of the license granted under this Agreement. Supplier also grants to Bell Atlantic the right to transfer such license to its Affiliates. No such transfer shall release Bell Atlantic from its obligations hereunder.

There is no additional fee beyond the Product purchase price for the licenses granted hereunder.

Supplier warrants that it has all rights required to grant the licenses ordered hereunder.

22.1.1.1 Irrevocable Software License. In the event Bell Atlantic fails to meet its uncontested payment obligations in connection with Products provided by Supplier, Supplier may cancel only the license for Software contained within the Product for which payment has not been made. In no way shall such cancellation act to terminate, cancel or otherwise impair Bell Atlantic's rights under this agreement for Software which has been purchased and paid for. In the event Bell Atlantic otherwise breaches the license, Supplier may be entitled to seek damages which result from such breach and to injunctive relief intended to end the breach; provided however that no such injunction, nor the payment of damages, shall enjoin or have the effect of enjoining the use of the Software in accordance with the terms and conditions of the license nor act to otherwise impair Bell Atlantic's rights to Software which have been purchased hereunder.

22.1.2 Infringement. Supplier acknowledges that Bell Atlantic is a provider of telecommunications services and does not manufacture any of the component parts of its



























                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 11 of 18



network. Supplier further acknowledges that Bell Atlantic intends to use Supplier's Products in combination with Suppliers' other products and the products of others. As a consequence, Bell Atlantic's decision to deploy Supplier's Products within its network is made in reliance on Supplier's assurance that such use of Products does not infringe the intellectual property rights of others. Furthermore, Bell Atlantic requires that Supplier will indemnify, hold harmless and defend Bell Atlantic from and against any loss, cost, damage, claim, expense or liability that may arise out of, or result by reason of such infringement or claim of infringement, whether arising out of Bell Atlantic's use of such Products or the acts of Supplier. However, if it is determined that the Products were made infringing as a result of modification(s) made by Bell Atlantic, without Supplier's written consent, or by modification(s) made at Bell Atlantic's direction by Supplier, then the foregoing indemnity shall not apply. In the event Supplier's Products is found to be infringing, Bell Atlantic requires Supplier to make every effort to license, modify or replace the infringing Products to avoid removal of such Products from Bell Atlantic's network. In the event Supplier is unable to license, modify or replace the infringing Products and Bell Atlantic must remove the infringing Products from its network, Supplier shall provide a full refund of the purchase price of such Products.

22.2 Information.

22.2.1 Information Defined. The term "Information" includes: programs and related documentation; specifications, drawings, models, technical and business data and plans; works of authorship and other creative works; and ideas, knowledge and know-how. Information may be transmitted in writing (or other tangible form) or orally.

22.2.2 No Supplier Confidential Information. No Information Supplier provides to Bell Atlantic (even if labeled or otherwise designated as proprietary or confidential) shall be considered by Bell Atlantic to be confidential or proprietary.

22.2.3 Bell Atlantic Information. Information that Bell Atlantic furnishes to Supplier or that Supplier otherwise comes into contact with under this Agreement will remain Bell Atlantic property. Supplier will return such Information to Bell Atlantic upon termination of the Agreement or at Bell Atlantic's earlier request. Unless such Information was previously known to Supplier free of any obligation to keep it confidential or is made public by Bell Atlantic or a third party without breach of any agreement, Supplier will keep the Information confidential and use it only in performing this Agreement.

22.2. Work Product. The entire right, title and interest in all edits, original inventions and works of authorship created by Supplier, or on Supplier's behalf, for Bell Atlantic or furnished to Bell Atlantic hereunder or in relation to the Products shall be transferred to and vested in Bell Atlantic. All such works shall be considered to be made for hire. Supplier agrees to provide documentation and to sign all documents prepared or supplied by Bell Atlantic which Bell Atlantic believes are necessary to ensure the conveyance of all such right, title and interest, including patent, trademark and copyright, to Bell Atlantic.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 12 of 18

22.2.5 No Supplier Licenses. Bell Atlantic does not grant Supplier any license, express or implied, under any patent, copyright, trademark, trade secret or otherwise, except for the sole purposes of Supplier's performance of this Agreement.

23.0 COMPLIANCE WITH LAWS

23.1 Supplier Obligations. Supplier agrees, in connection with the performance of this Agreement, to comply with all applicable federal, state or local laws and regulations, including, but not limited to, all applicable requirements of the Fair Labor Standards Act, as amended, and of regulations and orders of the United States Department of Labor issued thereunder and the Foreign Corrupt Practices Act of 1977, as amended. Supplier agrees that it will not discriminate against any employee or applicant for employment on account of race, color, religion, sex, disability or national origin and will comply with the terms of the Non-Discrimination Compliance Undertaking attached as Exhibit B hereto and made a part of this Agreement. Supplier has, and shall maintain during the term of this Agreement, all known permits or other appropriate records that may be required by law. Notwithstanding any other provisions of this Agreement, Supplier shall not export, directly or indirectly (including to foreign nationals present in the United States), any United States source technical data to any country outside the United States which export may be in violation of the United States Export Control Laws and Regulations.

24.0 PLANT RULES

24.1 Bell Atlantic Rules; No Hazardous Materials. Supplier is responsible for ensuring that all of Supplier's employees, agents, subcontractors or other persons furnished by Supplier: (1) comply with all plant rules, regulations and security procedures; and (2) work in harmony with all others working on the property of Bell Atlantic and Bell Atlantic Affiliates. If Supplier installs any Products on the premises of Bell Atlantic or a Bell Atlantic Affiliates, Supplier shall be responsible for promptly removing all packing materials and debris. Supplier may not bring any toxic or hazardous materials onto any premises of Bell Atlantic or a Bell Atlantic Affiliate without the permission of Bell Atlantic, and Supplier shall be responsible for removing any such toxic or hazardous materials in accordance with all relevant laws and any additional requirements of Bell Atlantic.

25.0 ASSIGNMENT

25.1 No Supplier Assignment. Supplier may not assign any right or interest under this Agreement or an Order issued pursuant to this Agreement or delegate any work or other obligation owed by Supplier under this Agreement without first obtaining the written permission of Bell Atlantic, which Bell Atlantic may refuse in its sole discretion. Any attempted assignment or delegation in contravention of this section shall be void and ineffective.

25.2 Bell Atlantic Assignment. Bell Atlantic may freely assign all or part of this Agreement.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 13 of 18

26.0 GOVERNING LAW

26.1 State Law and Forum. The validity, interpretation and performance of this Agreement shall be governed by the procedural and substantive laws of the state of New York without regard to conflict of laws. All actions under this Agreement shall be brought in a court of competent subject matter jurisdiction in the County of New York in the State of New York and both parties agree to accept the personal jurisdiction of such court.

27.0 NON-WAIVER

27.1 No Waiver. No course of dealing or failure of either party to strictly enforce the terms and conditions of this Agreement shall be construed as a waiver of the future performance of that term or condition.

28.0 SEVERABILITY

28.1 Unenforceable Terms Severed. In the event that one or more provisions contained in this Agreement are for any reason held to be unenforceable in any respect, such unenforceability shall not affect any other term or condition of this Agreement and this Agreement shall be construed as if the unenforceable provision was not contained in this Agreement.

29.0 NOTICES

29.1 Method. All notices and other communications made under this Agreement shall be effective when received by the other party at the address specified in an Order, or if not specified in a n Order, at the address set forth below. Notices must be sent by certified or registered mail (return receipt requested) or to the telecopier number set forth below. The parties may, by providing seven days' written notice, modify the addresses set forth below.

Notices to Bell Atlantic shall be sent to:

         Bell Atlantic
         1320 N. Court House Road, 4th floor
         Arlington, VA  22201
         Attn:  Director, Corporate Sourcing, Switching
         Telecopier No. (703) 974-1118

         with a copy to:

         Bell Atlantic Legal Department
         1095 Avenue of the Americas
         New York, NY  10036
         Telecopier No. (212) 840-1110

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 14 of 18

         Notices to Supplier shall be sent to:

         World Wide Technology, Inc.
         127 Weldon Parkway
         St. Louis, MO  63043
         Attn:  Director, Network and Communications
         Telecopier No. (314) 919-1630

30.0 STATE TAXES

30.1 Exemptions. Bell Atlantic may certify in an Order that a Product covered by that Order is (i) (NT-1) for resale; (ii) (NT-2) for resale as a physical or component part of tangible personal property or taxable services; (iii) (NT-3) for direct use in research and development; (iv) (NT-4) for temporary storage for subsequent use solely outside the state; (v) (NT-5) specifically exempt under tax law. In those cases, Bell Atlantic will be responsible for any applicable sales or use tax under the license or registration numbers of the taxing jurisdictions listed: Connecticut-6219745-000; Maine-F300981; Massachusetts-133-180-910; New York-13-3180910; Rhode Island X4624; and Vermont-13-3180910. Bell Atlantic WILL FURNISH TAX EXEMPT CERTIFICATES UPON REQUEST.

31.0 CAPTIONS AND INTERPRETATIONS

31.1 Convenience Only. The captions of sections in this Agreement are for convenience only and may not accurately or fully describe all of the requirements of a section. The captions do not limit or modify the terms of this Agreement or any section of this Agreement.

31.2 Reasonable Consent. Whenever the provisions of this Agreement require one party to obtain the permission or consent of the other party, unless specified otherwise, the party from whom the consent or permission is needed must act reasonably in granting or withholding such consent.

32.0 GIFTS AND GRATUITIES AND CONFLICTS OF INTEREST

32.1 Certification. Supplier certifies that, to the best of Supplier's knowledge and belief, no economic, beneficial, employment or managerial relationship exists between Supplier and any employee of Bell Atlantic or Bell Atlantic Affiliates, or between Supplier and any relative of an employee of Bell Atlantic or any Bell Atlantic Affiliates, which would tend in any way to influence such employee in the performance of his or her duties on behalf of Bell Atlantic or Bell Atlantic Affiliates in connection with the awarding, making, amending or making determinations concerning the performance of this or any other agreement.

32.2 No Gratuities. The exchange or offering of any money, gift item, personal service, entertainment or unusual hospitality by Supplier to Bell Atlantic and Bell Atlantic Affiliates is expressly prohibited. This prohibition is equally applicable to both party's officers, employees, agents or immediate family members. Any violation of this provision constitutes a material breach of this Agreement.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 15 of 18

32.3 Bell Atlantic Right To Terminate. Bell Atlantic may, by written notice to Supplier, terminate Supplier's right to proceed under this Agreement without any liability whatsoever on the part of Bell Atlantic if Bell Atlantic finds:

(a)that Supplier has violated the certification contained in this section regarding any conflict of interest; or

(b)that gratuities (as discussed in this section) were offered or given by Supplier, or any of Supplier's agents or representatives, to any officer or employee of Bell Atlantic or Bell Atlantic Affiliates awarding, making, amending an agreement or securing favorable treatment with respect to the performance of such agreement.

32.4 Remedies. In the event this Agreement is terminated as provided in this section, Bell Atlantic shall be entitled to pursue the same remedies against Supplier as it could pursue in the event of a breach of the Agreement by Supplier.

32.5 Cumulative Remedies. The rights and remedies of Bell Atlantic in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.

33.0 SURVIVAL OF OBLIGATIONS

33.1 Continue Beyond Agreement. Supplier's obligations under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

34.0 INFORMAL MANAGEMENT ESCALATION

34.1 Informal Management Escalation. Should any disagreement, dispute, disputed claim of breach, nonperformance, or repudiation arising from, related to or connected with this Agreement or any of the terms and conditions hereof, or any transactions hereunder ("Dispute") arise between Bell Atlantic and Supplier either during this Agreement or after termination of this Agreement, either party may give to the other notice of the Dispute, specifically referencing this provision and request resolution of the Dispute. At the expiration of ten (10) business days, unless it shall have been settled, such Dispute may be referred by either party to the Bell Atlantic Sourcing Director and Supplier Supplier's Contact for resolution. The parties agree to exchange relevant information and cooperate in good faith to resolve the Dispute under this provision. If within an additional ten (10) business days, such dispute shall not have been settled the parties shall have the right to pursue such remedies as may be available at law or in equity. The parties will not be prohibited from seeking injunctive relief to preserve the status quo pending resolution under this provision.

34.2 Settlement Purposes. ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 16 of 18

AGAINST A PARTY FOR ANY PURPOSE INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.

35.0 PERIODIC REPORTS

Supplier agrees to render on or before the tenth day of the succeeding month, at no charge to Bell Atlantic and in formats acceptable to Bell Atlantic, a report of Bell Atlantic's purchasing activity hereunder. The format of this report shall be mutually agreed upon by both parties. This report will identify at a minimum: (i) the ship to location, (ii) Bell Atlantic's Order number, (iii) company placing order, (iv) order date, (v) agreed to ship date, (vi) actual ship date, for completed orders, (vii) quantity and configuration of Product(s) ordered and shipped, (viii) dollar value for each order, and (ix) total dollar value for the report month.

Supplier's report shall be mailed to:

         Bell Atlantic Network Services, Inc.
         ATTN:  Mr. Lin Kerns
         1320 N. Courthouse Rd., 4E1
         Arlington, VA  22201

36.0 ACTIVITIES DONE BY OTHERS

If any part of the obligations of Supplier under this Agreement are dependent upon activities done by others, Supplier shall promptly report to Bell Atlantic any occurrence in these activities that may jeopardize Supplier's proper performance hereunder. Supplier's silence shall constitute approval of activities done by others as fit, proper, and suitable for Supplier's performance under this Agreement.

37.0 ENTIRE AGREEMENT

37.1 Entirety. This Agreement constitutes the entire agreement between the parties and shall not be modified or rescinded, except as is specifically set out in the Agreement or by a writing signed by Supplier and Bell Atlantic. The printed provisions on the reverse of a Bell Atlantic Order and all provisions on Supplier's forms shall be deemed rejected by Bell Atlantic, and shall be void and of no effect. The provisions of this Agreement supersede any and all prior oral and written quotations, agreements, and understandings of the parties with respect to the subject matter of this Agreement.

                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                   Page 17 of 18

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

WORLD WIDE TECHNOLOGY, INC.            BELL ATLANTIC NETWORK SERVICES, INC.

    /s/ Mark J. Catlano                          /s/ Paul M. Tassinari
----------------------------------     -----------------------------------
Signature                              Signature

    Mark J. Catlano                              Paul M. Tassinari
----------------------------------     -------------------------------
Typed Name                             Typed Name

    Director - Telco Business Unit       for Vice President, Corporate Secretary
----------------------------------     -----------------------------------------
Title                                  Title

    January 28, 1999                             January 28, 1999
----------------------------------     ------------------------------
Date                                   Date



                     Not for use outside of Bell Atlantic or
                its affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                     Page 1 of 1
























                   *Confidential treatment will be requested

                                                           Agreement No. BA17136
                                                                       Exhibit B
                                                                     Page 1 of 4

                                    EXHIBIT B

NON-DISCRIMINATION
COMPLIANCE UNDERTAKING

------------------------------------------------------------------------------

To the extent that this contract is subject to them, Supplier shall comply with the applicable provisions of the following: Exec. Order No. 11246, Exec. Order No. 11625, Exec. Order No. 12138, Exec. Order No. 11701, Exec. Order No. 11758,
Section 503 of the Rehabilitation Act of 1973 as amended by PL93-516, Vietnam Era Veteran's Readjustment Assistance Act of 1974 and the rules, regulations and relevant Orders of the Secretary of Labor pertaining to the Executive Orders and Statutes listed above.

Monetary amounts or contractual or purchasing relationships, together with the number of the Supplier's employees, determine which Executive Order provisions are applicable. For contracts and orders valued at less than $2,500, none of the clauses shall be considered a part of the contract. However, for contracts or orders of/or which aggregate to $2,500 or more annually, the following table describes the clauses which are included in the contract or order:

1. Inclusion of the "Equal Employment Opportunity" clause in all contracts and orders.

2.   Certification of non-segregated facilities.

3. Certification that an Affirmative Action program has been developed and is being followed.

4. Certification that an annual Employers Information Report (EEO-1 Standard form 100) is being filed.

5. Inclusion of the "Utilization of Minority and Women's Business Enterprises" clause in all contracts and orders.

6. Inclusion of the "Minority and Women's Business Subcontracting Program" clause in all contracts and orders.

7. Inclusion of the "listing of Employment Openings" clause in all contracts and orders.

8. Inclusion of the "Employment of the Handicapped" clause in all contracts and orders.

    $2,500 TO $5,000          $5,000 TO $10,000         $10,000 TO $50,000           $50,000 TO $500,000
            8                         8                  1, 2, 5, 6, 7, 8          1, 2, 3*, 4*, 5, 6, 7, 8

  $500,000 OR MORE
  1, 2, 3*, 4*, 5, 6, 7, 8

* Applies only for business with 50 or more employees


                   Not for use outside of Bell Atlantic or its
                  affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                       Exhibit B
                                                                     Page 2 of 4

1. EQUAL EMPLOYMENT OPPORTUNITY PROVISIONS

In accordance with Executive Order 11246, dated September 24, 1965 and part 60-1 of Title 41 of the Code of Federal Regulations (Public Contracts and Property Management, Office of Federal Contract Compliance, Obligations of Suppliers and Subcontractors), as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

2. CERTIFICATION OF NON-SEGREGATED FACILITIES

The Supplier certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control, where segregated facilities are maintained; and that it will obtain a similar certification, prior to the award of any non-exempt subcontract.

3. CERTIFICATION OF AFFIRMATIVE ACTION PROGRAM

The Supplier affirms that it has developed and is maintaining an Affirmative Action Plan as required by Part 60-2 of Title 41 of the Code of Federal Regulations.

4. CERTIFICATION OF FILING OF EMPLOYERS INFORMATION REPORTS

The Supplier agrees to file annually on or before the 31st day of March complete and accurate reports on Standard Form 100 (EEO-1) or such forms as may be promulgated in its place.

5. UTILIZATION OF MINORITY AND WOMEN'S BUSINESS ENTERPRISES

A. It is the policy of the Government that minority and women's business enterprises shall have the maximum practicable opportunity to participate in the performance of the contract.

B. The Supplier agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in the contract the term "minority or women's business enterprise" means a business, at least 50 percent of which is owned, controlled and operated by minority group members or women, or in the case of publicly owned businesses, at least 51 percent of its stock is owned by minorities or women. For the purposes of this definition, minority group members are American: Blacks, Hispanics, Asians, Pacific Islanders, American Indians and Alaskan Natives. Supplier may rely on written representation by subcontractors regarding their status as minority or women's business enterprises in lieu of an independent investigation.

6. MINORITY AND WOMEN'S BUSINESS ENTERPRISES SUBCONTRACTING PROGRAM


                   Not for use outside of Bell Atlantic or its
                  affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                       Exhibit B
                                                                     Page 3 of 4


A. The Supplier agrees to establish and conduct a program which will enable minority and women's business enterprises (as defined in Paragraph 5) to be considered fairly as subcontractors and suppliers under the contract. In this connection, the Supplier shall:

     1. Designate a liaison officer who will administer the Supplier's minority and women's business enterprises in all "make or buy" decisions.

     2. Provide adequate and timely consideration of the potentialities of known minority and women's business enterprises in all "make and buy" decisions.

     3. Assure that known minority and women's business enterprises will have an equitable opportunity to compete for contracts, particularly by arranging solicitations, time for preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation of minority and women's business enterprises.

     4. Maintain record showing (i) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority and women's business enterprises, (ii) awards to minority and women's business enterprises on the source list, and (iii) specific efforts to identify and award contracts to minority and women's business enterprises.

     5. Include the Utilization of Minority and Women's Business Enterprises clause in subcontracts which offer substantial minority and business women's business enterprises subcontracting opportunities.

     6. Cooperate with the Government's Contracting Officer in any studies and surveys of the Supplier's minority and business enterprises procedures and practices that the Contract Officer may from time to time conduct.

     7. Submit periodic reports of subcontracting to known minority and women's business enterprises with respect to the records referred to in subparagraph 4 above, in such a form and manner and at such time (not more than quarterly) as the Contracting Officer may prescribe.

B. The Supplier further agrees to insert, in any subcontract hereunder which may exceed $500,000 (or in the case of M/WBE, $1,000,000 in the case of contracts for construction of any Public facility and which offer substantial subcontracting possibilities) provisions which shall conform substantially to the language of this agreement, including this paragraph (B).

7.   LIST OF EMPLOYMENT OPENINGS FOR VETERANS

In accordance with Exec. Order 11701, dated January 24, 1973 and Part 60-250 of Title 41 of the Code of Federal Regulations, as may be amended from time to time, the parties incorporated herein by this reference the regulations and contract clauses required by those provisions to be made part of Government contracts and subcontracts.

                   Not for use outside of Bell Atlantic or its
                  affiliates without prior written permission

                                                           Agreement No. BA17136
                                                                       Exhibit B
                                                                     Page 4 of 4

8.   EMPLOYMENT OF THE HANDICAPPED

In accordance with Exec. Order 11758, dated January 15, 1974, and Part 60-741 of Title 41 of the Code of Federal Regulations as may be amended from time to time, the parties incorporated herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.


                   Not for use outside of Bell Atlantic or its
                  affiliates without prior written permission